Exhibit d.3

TEMPORARY CERTIFICATE — Exchangeable for Definitive Engraved Certificate When Ready for Delivery.

ORGANIZED AND EXISTING UNDER AND BY VIRTUE OF THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS

NUMBER

T

NICHOLAS-APPLEGATE GLOBAL EQUITY & CONVERTIBLE INCOME FUND

SHARES

COMMON SHARE(S) OF BENEFICIAL INTEREST
$0.00001 PAR VALUE PER SHARE

THIS CERTIFICATE IS TRANSFERABLE IN THE CITY OF BOSTON, MASSACHUSETTS OR NEW YORK, NEW YORK

CUSIP TO COME
SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

is the owner of

FULLY PAID AND NON-ASSESSABLE COMMON SHARES OF BENEFICIAL INTEREST OF

NICHOLAS-APPLEGATE GLOBAL EQUITY & CONVERTIBLE INCOME FUND, the said shares being issued, received and held under and subject to the terms and provisions of the Agreement and Declaration of Trust dated as of December 14, 2006, establishing the Fund, and all amendments thereto, copies of which are on file with the Secretary of State of The Commonwealth of Massachusetts, and the Fund's Bylaws, and all amendments thereto. The said owner by accepting this certificate agrees to and is bound by all of the said terms and provisions. The common shares represented hereby are transferable in writing by the owner thereof in person or by attorney upon surrender of this certificate to the Fund, properly endorsed for transfer. This certificate is executed on behalf of the Trustees of the Fund as Trustees and not individually and the obligations hereof are not binding upon any of the Trustees, officers or shareholders of the Fund individually but are binding only upon the assets and property of the Fund. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Fund and the facsimile signatures of its duly authorized officers.

NICHOLAS-APPLEGATE GLOBAL EQUITY & CONVERTIBLE INCOME FUND
A MASSACHUSETTS BUSINESS TRUST
2007

DATED:

Lawrence G. Altadonna
TREASURER.

PRESIDENT.

COUNTERSIGNED AND REGISTERED:
PFPC Inc.
TRANSFER AGENT AND REGISTRAR,

BY

AUTHORIZED SIGNATURE.

AMERICAN BANK NOTE COMPANY 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003	PRODUCTION COORDINATOR: MIKE PETERS 931-490-1714 PROOF OF AUGUST 28, 2007 NICHOLAS-APPLEGATE GLOBAL EQUITY & CONVERTIBLE INCOME FUND TSB 28024 FC

SALES: R. JOHNS 516-731-2885	Operator: Ron/AP

/ ETHER 7 / LIVE JOBS / N / NICHOLAS 28024 FC	REV. 1

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF:              OK AS IS              OK WITH CHANGES              MAKE CHANGES AND SEND ANOTHER PROOF

Colors Selected for Printing: Intaglio prints in SC-7 Dark Blue.

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.